Exhibit 32

Certification
The undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to our knowledge:

1.
The quarterly report on Form 10-Q of Rayonier Advanced Materials Inc. (the "Company") for the quarterly period ended June 29, 2019 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
August 7, 2019

/s/ PAUL G. BOYNTON	/s/ MARCUS J. MOELTNER
Paul G. Boynton	Marcus J. Moeltner
Chairman, President and Chief Executive Officer Rayonier Advanced Materials Inc.	Chief Financial Officer and Senior Vice President, Finance Rayonier Advanced Materials Inc.